Exhibit 10.5

Tripartite Cooperation Agreement

Agreement No.: 20174871

Date: September 15, 2017

Party A: ZhongAn Online P & C Insurance Co., Ltd.

Registered Address: 4/F, Xiejin Mansion, No.169, Yuanmingyuan Rd., Huangpu Dist., Shanghai

Party B: Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

Registered Address: Room 201, Comprehensive Office Building A, Authority of Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, No. 1, Liyumen Street, Qianwanyi Road, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen

Party C: Shenzhen Tangren Financing Guarantee Co., Ltd.

Registered Address: Room 1803, Building 3, Tower 2, Dachong Business Center, Shennan Road, Yuehai Street, Nanshan District, Shenzhen

Party A, Party B and Party C (collectively as the “Parties”), upon friendly consultation and subject to national laws, regulations and regulatory policies, intend to cooperate with each other to realize complementary advantages and their respective sustainable development, based on their respective strategies and business development needs, and therefore, enter into this Cooperation Agreement as follows.

Article 1 Scope of Cooperation

Party A, Party B and Party C will actively cooperate with each other in the following areas:

(1)             Without prejudice to their respective business interests or data security, the Parties will jointly research and share business information, scientific achievements and market opportunity on technology finance, big data analysis and artificial intelligence, etc.;

(2)             The Parties shall draw on each other’s strength, cooperate to develop and maintain the market, products and clients, provide comprehensive financial service solutions to clients, and meet clients’ practical needs for various types of insurance products and Internet financial service products; and

(3)             Joint exploration of other methods, products and technologies conducive to exert the respective advantages of the Parties to form synergistic interaction.

Article 2 Undertaking on Compliance of Laws and Regulations

The Parties severally undertakes that no cooperative business hereunder may be against national laws, regulations and the requirements of regulatory policies of all regulatory authorities.

Article 3 Content of Cooperation

(1)             Credit Guarantee Insurance. Party A shall provide credit insurance or guarantee insurance of the specific business referred by Party B or Party C and perform the obligations of insurer as agreed, pursuant to this Agreement within its scope of business by reference to the insurance clauses filed with the regulatory authority upon approval;

(2)             Party A may further, based on the need of users referred by Party B or Party C, provide such users with consultancy on and specific business of household property insurance, cargo insurance, vehicle insurance, short-term health/accident insurance, etc.;

(3)             The applicable rates of specific insurance business shall be determined by Party A according to the actual risk level of the business, and may regularly or irregularly adjust such rates according to market conditions change and upon fully communication with Party B and Party C;

(4)             Where Party A underwrites insurance for certain types of business referred by Party B or Party C, Party C agrees to provide joint liability guarantee to Party A for the performance obligor of such business; and

(5)             The Parties shall reasonably allocate business proceeds and risk premium based on the actual risk ownership.

Article 4 Confidentiality

Party A, Party B and Party C shall keep the business secrets of each other acquired in strict confidence, and without prior written consent of other parties, shall not disclose the same to a third party, unless required by law or except to regulatory authorities of securities and the like due to company listing, etc.

Article 5 Miscellaneous

This Agreement is the framework cooperation agreement entered into by the Parties, with the details of cooperation separately agreed by the Parties in writing.

This Agreement shall take effect as of the execution date for a term of one year, which will automatically extend for another year upon expiry. This Agreement shall automatically terminate upon the termination request of either Party during the term hereof.

Party A: ZhongAn Online P & C Insurance Co., Ltd. (Common Seal)

/s/ Seal of ZhongAn Online P & C Insurance Co., Ltd.

Legal Representative or Authorized Representative:

Date of Signature:

Party B: Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

Legal Representative or Authorized Representative:

Date of Signature:

Party C: Shenzhen Tangren Financing Guarantee Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Tangren Financing Guarantee Co., Ltd.

Legal Representative or Authorized Representative:

Date of Signature: